Exhibit 10.8

QTECH LTD.

2017 EQUITY INCENTIVE PLAN

As approved and adopted by a Board Resolution passed on February 15, 2018.

1.	Explanatory Notes.

In July 2017, Qtech Ltd. (the “Company”) initiated a series of transactions constituting a reorganization (the “Reorganization”), the consummation of which made Shanghai Jifen Culture Communications Co., Ltd. (“Jifen”) and its subsidiaries in the People’s Republic of China (the “PRC”) variable interests entities of, and wholly controlled by, the Company. As a condition of the Reorganization, the Company agreed to assume Jifen’s obligations and duties under such options granted by Jifen from 2016 to 2017 (“Jifen’s Existing Options”). In order to preserve the rights, obligation and interests of the holders of the Jifen’s Existing Options, the Company has determined to adopt an equity incentive plan pursuant to which the Jifen’s Existing Options, as amended and restated, will be assumed.

2.	Purposes of the Plan.

The purposes of this Qtech Ltd. 2017 Equity Incentive Plan (the “Plan”) is to enable the Company to assume all rights, obligations and responsibilities under Jifen’s Existing Options, and to attract and retain the services of certain employees, directors, consultants and other service providers considered essential to the success of the Company and the Group Members (as defined below) (collectively, the “Group”) by granting Options to the holders of the Jifen’s Existing Options to replace such Jifen’s Existing Options. The Options granted under the Plan will replace the Jifen’s Existing Options in their entirety while maintaining the vesting schedules, expiration dates and other terms and conditions of the Jifen’s Existing Options.

3.	Definitions and Interpretation.

(a) Definitions. In this Plan, unless the context otherwise requires, the following expressions shall have the following meanings:

“Administrator” means the Board or a Committee consisting of one or more member(s) of the Board or officer(s) of the Company whom the Board has delegated its authority to act as the Administrator as provided in Section 4(e).

“Applicable Law” means the legal requirements relating to the Plan and the Options under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Options granted to residents therein.

“Board” means the board of directors of the Company.

“Business” means any Person that carries on activities for profit, and shall be deemed to include any affiliate of such Person.

“Cause” means, with respect to a Participant in the case of a particular Option, unless the particular Option Agreement states otherwise, (a) the applicable Group Member having “cause,” “just cause” or term of similar meaning or import, to terminate a Participant’s employment or service, as defined in any employment, consulting or services agreement between the Participant and such Group Member in effect at the time of such termination; or (b) in the absence of any such employment, consulting or services agreement (or the absence of any definition of “cause,” “just cause” or term of similar meaning or import contained therein), the following events or conditions, as determined by the Administrator in its sole discretion:

(i) any commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a criminal offense;

(ii) any material breach of any agreement or understanding between the Participant and any Group Member including, without limitation, any applicable intellectual property and/or invention assignment, employment, non-competition, confidentiality or other similar agreement or the Group Member’s code of conduct or other workplace rules;

(iii) any material misrepresentation or omission of any material fact in connection with the Participant’s employment with any Group Member or service as a Service Provider or to satisfy the requirements or working standards of the applicable Group Member during any applicable probationary employment period;

(iv) any material failure to perform the customary duties as an Employee, Consultant or Director, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of the Company or any other Group Member; or

(v) any conduct that is materially adverse to the name, reputation or interests of the Group Members.

“Change in Control” means any of the following transactions:

(i) an amalgamation, arrangement, merger, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting shares immediately prior to such transaction own more than fifty percent (50%) of the voting shares of the surviving entity;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary);

(iii) the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(iv) any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of shares, securities, cash or otherwise, or (B) the shares carrying more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding shares are transferred to a person or persons different from those who held such shares immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting shares in connection with any such transaction such that holders of the Company’s voting shares immediately prior to the transaction no longer hold more than fifty percent (50%) of the voting shares of the Company after the transaction; or

(v) the acquisition in a single or series of related transactions by any person or related group of persons (other than Employees of one or more Group Members or entities established for the benefit of the Employees of one or more Group Members) of (A) control of the Board or the ability to appoint a majority of the members of the Board, or (B) beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act) of shares carrying more than fifty percent (50%) of the total combined voting power of the Company’s issued and outstanding shares.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of the Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

“Company” has the meaning set forth in Section 1.

“Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of any Group Member.

“Consultant” means any Person who is engaged by a Group Member to render consulting or advisory services to a Group Member.

“Director” means a member of the board of directors of a Group Member.

“Disability” means, unless in the case of a particular Option, the particular Option Agreement states otherwise, as to any Participant, (a) “Disability,” as defined in any employment, consulting or services agreement between the Participant and the applicable Group Member in effect at the time of such termination; or (b) in the absence of any such employment, consulting or services agreement (or in the absence of any definition of “Disability” contained therein), a disability, whether temporary or permanent, partial or total, as determined by the Administrator in its sole discretion; provided, that for purposes of Incentive Stock Options, “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Codemeans (unless otherwise defined in an Option Agreement) a disability, whether temporary or permanent, partial or total, as determined by the Administrator; provided, that for purposes of Incentive Stock Options, “Disability” means a “permanent and total disability” as defined in
Section 22(e)(3) of the Code.

“Employee” means any person who has an employment relationship with any Group Member. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the relevant Group Member under Applicable Laws, or (ii) transfers between locations of Group Members.

“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i) If the Shares are listed on one or more established stock exchanges or traded on automated quotation systems, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, or, if the date of determination is not a Trading Date, the closing price as quoted on the principal exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination;

(ii) If depositary receipts representing the Shares are listed on one or more established stock exchanges or traded on automated quotation systems, the Fair Market Value shall be the closing sales price for such depositary receipts (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable, divided by the number of Shares that are represented by such depositary receipts, or, if the date of determination is not a Trading Date, the closing sales price for such depositary receipts as quoted on the principal exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination, divided by the number of Shares that are represented by such depositary receipts;

(iii) If the Shares or depositary receipts representing the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for (a) the Shares on the date of determination; or (b) depositary receipts representing the Shares on the date of determination, divided by the number of Shares that are represented by such depositary receipts, as applicable; or

(iv) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

“Family Member” means (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the U.S. Securities Act (collectively, the “Immediate Family Members”, which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee); (ii) a trust solely for the benefit of the Participant and/or his or her Immediate Family Members; or (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and/or his or her Immediate Family Members; or (iv) any other transferee as may be approved by the Administrator in its sole discretion in an Option Agreement or otherwise.

“Group” has the meaning set forth in Section 2.

“Group Member” means the Company, any Subsidiary or any Related Entity.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Initial Public Offering” means the first firm underwritten registered public offering by the IPO Corporation of its equity securities pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the U.S. Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“IPO Corporation” means the Company or any other entity which undertakes the Initial Public Offering.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to the Plan.

“Option Agreement” means any written agreement, contract, or other instrument or document evidencing an Option, printed or electronic medium, including an option grant notice.

“Participant” means the holder of an outstanding Option granted under the Plan.

“Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

“Plan” has the meaning set forth in Section 2.

“Related Entity” means any Person in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity. For purposes of the Plan, any Person in or of which the Company or a Subsidiary owns, directly or indirectly, securities or interests representing twenty percent (20%) or more of its total combined voting power of all classes of securities or interests shall be deemed a “Related Entity” unless the Administrator determines otherwise.

“Service Provider” means any Person who is an Employee, a Consultant or a Director; provided, that Options shall not be granted to any Consultant or Director in any jurisdiction in which, pursuant to Applicable Laws, grants to non-employees are not permitted. If any Person is a Service Provider by reason of being an Employee, Director or Consultant to the Company or any Subsidiary and such Person’s service is transferred to a Related Entity, then the Administrator, in its sole discretion, may determine that such Person’s service as a Service Provider has terminated as a result of such transfer for any or all purposes of any Option, Option Agreement and the Plan.

“Share” means an ordinary share of the Company, par value US$0.0001 per share, as adjusted in accordance with
Section 9(a) below.

“Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise; provided, that for purposes of Incentive Stock Options, a Subsidiary shall mean only a corporation of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary; provided, that solely as applied to Incentive Stock Options such “variable interest entity” is also a corporation of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company.

“Tax” means any income, employment, social welfare or other tax withholding obligations (including a Participant’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws with respect to any taxable event concerning a Participant arising as a result of this Plan.

“Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Provider for Cause or (ii) the Participant’s termination without Cause or voluntary resignation as a Service Provider if the Administrator determines at any time that, before or after the Participant’s termination without Cause or resignation, a Group Member had Cause to terminate such Participant’s status as a Service Provider.

“Trading Date” means any day on which the Shares or depositary receipts representing the Shares are (i) publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Law or (ii) quoted by a recognized securities dealer.

“U.S. Person” means each Person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

“U.S. Securities Act” means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time.

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

(b) Interpretation. Unless expressly provided otherwise, or the context otherwise requires:

(i) the headings in this Plan are for convenience only and shall not affect its interpretation;

(ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(iii) references to “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America;

(v) references to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to clauses, sub-clauses, paragraphs and sub-paragraphs of, and schedules to, this Plan;

(vi) use of any gender includes the other genders;

(vii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(viii) a reference to any other document referred to in this Plan is a reference to that other document as amended, varied, novated or supplemented at any time; and

(ix) sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

4.	Shares Subject to the Plan.

(a) Subject to the provisions of Sections 9 and paragraph (b) of this Section 4, the maximum aggregate number of Shares which may be subject to Options under the Plan is 10,000,000 Shares. Subject to Section 9 and paragraph (b) of this Section 4, the maximum number of Incentive Stock Options that may be granted is 10,000,000.

(b) If an Option (or any portion thereof) terminates, expires or lapses or is cancelled for any reason, any Shares subject to the Option (or such portion thereof) shall again be available for the grant of an Option pursuant to the Plan (unless the Plan has terminated). If any Option (in whole or in part) is settled in cash or other property in lieu of Shares, then the number of Shares subject to such Option (or such part) shall again be available for grant pursuant to the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not cause the number of Shares available to be subject to Options under the Plan to be increased, except that if the Company repurchases any Shares granted under any Option (or a portion thereof) in the event of a Participant’s joining a Competitor, Termination for Cause, or any of the other circumstances as set forth in Section 13(a), then such Shares shall form part of the authorized but unissued share capital of the Company and may become available for future grant under the Plan (to the extent permitted under Applicable Laws).

5.	Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Administrator (except as otherwise permitted herein).

(b) Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. Subject to the provisions of the Plan, the Administrator shall have the power and authority, in its discretion:

(i) to select the Service Providers to whom Options may from time to time be granted hereunder;

(ii) to determine the type or types of Options to be granted to each Service Provider;

(iii) to determine the exercise price of an Option;

(iv) to determine the number of Shares to be covered by each such Option granted hereunder;

(v) to prescribe the forms of Option Agreement for use under the Plan, which need not be identical for each Participant and to amend any Option Agreement; provided, that: (1) the rights or obligations of the Participant holding the Option that is the subject of any such Option Agreement are not affected adversely by such amendment; (2) the consent of the affected Participant is obtained; or (3) such amendment is otherwise permitted under the Plan. Any such amendment of an Option under the Plan need not be the same with respect to each Participant;

(vi) to determine the terms and conditions of any Option granted hereunder (such terms and conditions to include, but not be limited to, the exercise price, the time or times when Options may be vested, issued or exercised as the case may be (which may be based on performance criteria), whether any Option may be paid in cash or Shares, any rules for tolling the vesting of Options upon an authorized leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Options or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vii) to determine all matters and questions relating to whether a Participant’s status as a Service Provider has been terminated, including without limitation if such termination was for Cause or for Disability and, if so, to determine the effective date of such termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant constituting Cause) and all questions of whether particular leaves of absence constitute a termination of the Service Provider;

(viii) to determine whether a Business is a Competitor;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan and the administration of the Plan and all Option Agreements, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred Tax treatment under the tax laws of any jurisdiction;

(x) to allow the Participants to satisfy Tax withholding obligations by having the Company withhold from the Shares to be issued pursuant to an Option (or a portion thereof), that number of Shares having a Fair Market Value equal to the amount required to be withheld as set forth in Section 10(j) below;

(xi) to take any action, before or after an Option is made, that it deems advisable to obtain approval or comply with Applicable Laws or any necessary local governmental regulatory exemptions or approvals or listing requirements of any securities exchange or automated quotation system;

(xii) to construe, interpret, reconcile any inconsistency in, correct any defect in and/or supply any omission in, the terms of the Plan, any Option Agreement and any Option granted pursuant to the Plan; and

(xiii) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

(c) Action by the Administrator. The Administrator may act at a meeting or in writing signed by all members in lieu of a meeting. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other employee of any Group Member, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or the Administrator to assist in the administration of the Plan.

(d) Effect of Administrator’s Decision. The Administrator’s interpretation of the Plan, any Options granted pursuant to the Plan and any Option Agreement, and all decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.

(e) Delegation of Authority. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Options or to take other administrative actions pursuant to this Section 5. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate.

6.	Eligibility.

(a) Subject to the terms of the Plan, Options may be granted to any Service Provider. Incentive Stock Options, however, may be granted only to employees of the Company or any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company. Except for grants of Incentive Stock Options, for purposes of this Section 6(a), “Service Providers” shall include prospective Service Providers to whom Options are granted in connection with written offers of a service relationship with a Group Member.

(b) An Option that is intended to be an Incentive Stock Option shall be so designated in the Option Agreement.

(c) Neither the Plan nor any Option shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with any Group Member, nor shall it interfere in any way with his or her right or any Group Member’s right to terminate such relationship at any time, with or without cause.

(d) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence in accordance with such rules as the Administrator shall determine.

7.	Terms of Options.

(a) Term. The term of each Option shall be stated in the Option Agreement; provided, that the term shall be no more than ten (10) years from the date of grant thereof. Subject to the foregoing, except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of Participant’s status as a Service Provider, and may amend any other term or condition of an Option relating to such termination.

(b) Timing of Granting of Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other future date as is determined by the Administrator; provided, that an Option granted in substitution a Jifen’s Existing Option shall be deemed to have been granted on the same date on which the Jifen’s Existing Option for which it was substituted was granted. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

(c) Option Agreement. All Options shall be evidenced by an Option Agreement setting forth the number of Shares subject to the Option and the terms and conditions of the Option, which shall not be inconsistent with the Plan; provided, that if necessary to comply with Section 409A of the Code, for each U.S. Person the Shares subject to the Options shall be “service recipient stock” within the meaning of Section 409A of the Code or the Option shall otherwise comply with Section 409A of the Code, unless the Participant consents otherwise.

(d) Vesting. The period during which an Option, in whole or in part, vests shall be set by the Administrator, and the Administrator may determine that an Option may not vest in whole or in part for a specified period after it is granted. Such vesting may be based on service with a Group Member and/or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option which is unvested or unexercisable at the termination of Participant’s status of as a Service Provider shall thereafter become vested or exercisable, except as may be otherwise provided by the Administrator either in the Option Agreement or by action of the Administrator following the grant of the Option.

(e) Issuance of Shares. Shares issued upon exercise of an Option (or any portion thereof) shall be issued in the name of the Participant or, if requested by the Participant and if approved by the Administrator in its sole discretion, in the name of the Participant, in the name of one or more of his or her Family Members, and/or in the name of a trust whose settlors were/are designated by the Administrator.

(f) Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise any unexercised Option (to the extent exercisable) within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, and except as provided in Sections 7(g), 7(h) and 7(i), Options shall remain exercisable for twelve (12) months following the Participant’s termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). Unless otherwise specified in the Option Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall revert to the Plan and again be available for grant under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan and again be available for grant under the Plan.

(g) Disability of Participant. If a Participant’s status as a Service Provider terminates as a result of the Participant’s Disability, the Participant may exercise any unexercised Option (to the extent exercisable) within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). Unless otherwise specified in the Option Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall revert to the Plan and again be available for grant under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan and again be available for grant under the Plan.

(h) Death of Participant. If a Participant dies as a Service Provider, any unexercised Option (to the extent exercisable) may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death of the Participant (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Participant’s death (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). Unless otherwise specified in the Option Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is not vested as to the entire Option, the unvested portion of such Option shall be deemed cancelled and the Shares covered by the unvested portion of the Option shall immediately revert to the Plan and again be available for grant under the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan and again be available for grant under the Plan.

(i) Termination for Cause. Subject to Applicable Law, if a Participant is Terminated for Cause, all unexercised Options, whether vested or unvested, and all other unvested Options, shall be cancelled as of the date of such termination as determined by the Administrator in its sole discretion, and all Shares acquired pursuant to an Option by such Participant shall be subject to a right of repurchase by the Company in accordance with Section 13(b). Any Shares covered by cancelled Options, and any Shares so repurchased or forfeited pursuant to this Section 7(i), shall revert to the Plan and again be available for grant under the Plan.

(j) Rights to Purchase. After the Administrator determines that it will offer Options under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Options.

(k) Exercise Price. The exercise price per Share subject to an Option shall be determined by the Administrator and set forth in the Option Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Option is granted; provided, that no Option may be granted to a U.S. Person with an exercise price per Share which is less than the Fair Market Value of such Shares on the date of grant (or date of adjustment pursuant to the following sentence), without compliance with Section 409A of the Code, or the Participant’s consent; provided, further, that Nonstatutory Stock Options may be granted with an exercise price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for an option granted by another company (including, for the avoidance of doubt, the Jifen’s Existing Options), whether in connection with an acquisition of such other company or otherwise; provided, further, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns share representing more than 10% of the voting power of all classes of share of any member of the Company Group, the exercise price per share shall be no less than 110% of the Fair Market Value per share on the date of grant; provided, further, that the exercise price per Share shall not in any circumstances be less than the par value of the Share. The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, provided, that such adjustment does not result in a materially adverse impact to the Participant; provided, further, that the exercise price per Share may not in any circumstances be reduced to less than the par value of the Share. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(l) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of:

(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv) subject to the consent of the Administrator, Shares (“Repurchased Shares”) (including Shares issuable upon exercise of such Options) which have a Fair Market Value on the date of repurchase equal to the aggregate exercise price of the Shares as to which such Option shall be exercised (“Delivered Shares”), provided that: (A) arrangements have been made for the repurchase by the Company of such Repurchased Shares and the paying up in full of the par value of the Delivered Shares as required under Applicable Laws; (B) such Repurchased Shares have been held by the Participant for such period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles; and (C) any other reasonable requirements as may be imposed by the Administrator (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) have been satisfied;

(v) consideration received by the Company under a broker-assisted or similar cashless exercise program implemented by the Company in connection with the Plan; provided, that, where relevant, arrangements have been made for the payment in full of the par value of any Shares as required under Applicable Laws in connection with such program;

(vi) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(m) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and payment of the exercise price and Taxes which are required to be withheld or paid by the relevant Group Member. Full payment may consist of any consideration and method of payment permitted under Section 7(l) above.

(n) Rights as a Shareholder. Until the Shares are evidenced as issued by entry in the Company’s register of shareholders, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall cause such Shares to be evidenced as issued by entry in the Company’s register of shareholders promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 9.

8.	Non-Transferability of Options.

Options, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process; provided, that (i) during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate), the Participant may transfer Options (except Incentive Stock Options) pursuant to domestic relations order in the settlement of marital property rights, (ii) the Administrator may permit transfer of an Option to Family Members (except Incentive Stock Options) in its sole discretion under such circumstances as it deems appropriate, (ii) the Participant may transfer, assign or donate Options (except Incentive Stock Options) to a trust whose settlors were/are approved by the Administrator, and (iv) following a Participant’s death, Options, to the extent they are vested upon the Participant’s death, may be transferred by will or by the laws of descent and distribution.

9.	Adjustments Upon Changes in Capitalization, Change in Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each such outstanding Option and any other affected terms of such Options, shall be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation, share dividend, amalgamation, spin-off, arrangement or consolidation, combination or reclassification of Shares. Additionally, in the event of any other increase or decrease in the number of issued Shares effected without consideration by the Company, then the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option and the limitations on the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each outstanding Option may be adjusted for any increase or decrease in the number of issued Shares resulting therefrom. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The manner in which such adjustments under this Section 9(a) are to be accomplished shall be determined by the Board whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. For the avoidance of doubt, in the case of any extraordinary cash dividend, the Administrator shall make an equitable or proportionate adjustment to outstanding Options to reflect the effect of such extraordinary cash dividend.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of commencement of such proposed dissolution or liquidation. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Options until fifteen (15) days prior to the commencement of such dissolution or liquidation as to all of the Shares covered thereby. To the extent it has not been previously exercised or paid out, all Options will terminate immediately prior to the commencement of such proposed dissolution or liquidation.

(c) Change in Control. Except as may otherwise be provided in any Option Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, the Company as determined in the sole discretion of the Administrator and without the consent of the Participant may take any of the following actions:

(i) accelerate the vesting, in whole or in part, of any Option;

(ii) purchase any Option for an amount of cash or shares equal to the value that could have been attained upon the exercise of such Option or realization of the Participant’s rights had such Option been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Option or realization of the Participant’s rights, then such Option may be terminated by the Company without payment); or

(iii) provide for the assumption, conversion or replacement of any Option by the successor or surviving company or a parent or subsidiary of the successor or surviving company with other rights (including cash) or property selected by the Administrator in its sole discretion or the assumption or substitution of such Option by the successor or surviving company, or a parent or subsidiary thereof, with such appropriate adjustments as to the number and kind of shares and prices as the Administrator deems, in its sole discretion, reasonable, equitable and appropriate. In the event the successor or surviving company refuses to assume, convert or replace outstanding Options, the Options shall fully vest and the Participant shall have the right to exercise or receive payment as to all of the Shares subject to the Option, including Shares as to which it would not otherwise be vested, exercisable or otherwise issuable (including at the time of the Change in Control).

(d) Prior to any payment or adjustment contemplated under this Section 9, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Options; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

10.	Miscellaneous General Rules

(a) Share Certificates; Book Entry Procedures. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares or ADSs (as defined in Section 10(e)) issued pursuant to the exercise of any Option, unless and until the Board has determined, with advice of counsel, that the issuance and/or delivery of such certificates, as applicable, is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share and ADS certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share and ADS certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Option, including a window-period limitation, as may be imposed in the discretion of the Administrator. Notwithstanding further any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Law, the Company shall not deliver to any Participant certificates evidencing Shares or ADSs issued in connection with any Option and instead such Shares or ADSs shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

(b) Paperless Administration. Subject to Applicable Laws, the Administrator may make Options, provide applicable disclosure and procedures for exercise of Options by an internet website, electronic mail or interactive voice response system for the paperless administration of Options.

(c) Applicable Currency. The Option Agreement shall specify the currency applicable to such Option. The Administrator may determine, in its sole discretion, that an Option denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price or purchase price of any Option was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

(d) Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(e) Government and Other Regulations; Distribution of Shares. The obligation of the Company to make payment of Options in Shares or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under any Applicable Laws. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration under Applicable Laws the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Additionally, in the discretion of the Administrator, American depositary shares (“ADSs”) may be distributed in lieu of Shares in settlement of any Option; provided, that the ADSs shall be of equal value to the Shares that would have otherwise been distributed; provided, further, that, in lieu of issuing a fractional ADS, the Company shall make a cash payment to the Participant equal to the Fair Market Value of such fractional ADS. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

(f) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(g) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(h) Fractional Shares. No fractional Share shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(i) No Rights to Options. No Participant, Employee, or other person shall have any claim to be granted any Option pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, Consultants, Directors or any other persons uniformly.

(j) Taxes. No Shares shall be delivered, and no payment shall be made under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of Taxes and any other costs and expenses in connection with the grant, exercise or vesting of Options and/or the issuance and delivery of the Shares. The Company or the relevant Group Member shall have the authority and the right to deduct or withhold from any compensation payable to a Participant, or require a Participant to remit to the Company or the relevant Group Member, an amount sufficient to satisfy all Taxes. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow or require a Participant to satisfy Taxes by electing to have the Company withhold Shares otherwise issuable under an Option (or other amounts payable under an Option) having a Fair Market Value equal to the Taxes. Notwithstanding any other provision of the Plan, the number of Shares otherwise issuable under an Option which may be withheld with respect to the grant, issuance, vesting, exercise or payment of any Option (or which may be repurchased from the Participant of such Option (or a portion thereof) after such Shares were acquired by the Participant from the Company) in order to satisfy all Taxes, unless specifically approved by the Administrator, be limited to the number of Shares otherwise issuable under an Option which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such Taxes. The Fair Market Value of the Shares otherwise issuable under an Option to be withheld shall be determined on the date that the amount of Taxes to be withheld is to be determined. All elections by the Participants to have Shares otherwise issuable under an Option withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.

(k) Buy-Out. In the sole discretion of the Administrator, any Option (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, that payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are deliverable pursuant to the terms of the Option.

(l) Valuation. For purposes of Section 9(c) where an Option is converted into or any underlying Share is substituted with cash or other property or securities (a “Substitute Property”), the valuation of such Option and its Substitute Property, or the exchange ratio between the two, shall be determined in good faith by the Administrator and supported by the valuation achieved in the relevant transaction, or in the absence of any such transaction, by an independent valuation expert selected by the Administrator.

(m) Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Related Entity. Nothing in the Plan shall be construed to limit the right of the Company, any Subsidiary or any Related Entity (a) to establish any other forms of incentives or compensation for Service Providers, or (b) to grant or assume options or other rights or Options otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

(n) Section 409A. To the extent that the Administrator determines that any Option granted to a U.S. Person under the Plan is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Option Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Administrator shall use commercially reasonable efforts to implement the provisions of this Section 16(n) in good faith; provided, that neither the Company, the Administrator nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 10(n).

(o) Indemnification. To the extent allowable pursuant to Applicable Laws, the Administrator (or any individual member of the Committee or the Board acting as the Administrator) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by it or such member in connection with or resulting from any claim, action, suit, or proceeding to which it, he or she may be a party or in which it, he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by it, him or her in satisfaction of judgment in such action, suit, or proceeding against it, him or her; provided, that it, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before it, he or she undertakes to handle and defend it on its, his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s memorandum and articles of association as amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(p) Plan Language. The official language of the Plan shall be English. The Administrator, as deemed necessary and appropriate, may decide that any Option Agreements may be prepared only in a Chinese version.

(q) Other Provisions. The Option Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

11.	Amendment and Termination of the Plan.

(a) Effective Date; Term of Plan. This Plan shall become effective as determined by the Board; provided, that to the extent any Options granted under the Plan are Incentive Stock Options, the Plan has been or will be approved by the shareholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 11.

(b) Amendment and Termination. The Board in its sole discretion may terminate this Plan at any time. The Board may amend this Plan at any time in such respects as the Board may deem advisable; provided, that, if required to comply with Applicable Laws or stock exchange rules or the rules of any automated quotation systems (other than any requirement which may be disapplied by the Company following any available home country exemption), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(c) Effect of Termination. Except as otherwise provided in Section 9, any amendment or termination of this Plan shall not affect Options previously granted or issued, as the case may be, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the affected Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.

12.	Certain Securities Law Matters.

(a) The Company intends that as long as it is not subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all grants of Options and Shares issuable upon exercise or vesting of Options shall be exempt from registration under the provisions of Section 5 of the U.S. Securities Act, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of Title 17, Code of Federal Regulations, Section 230.701 (“Rule 701”), promulgated by U.S. Securities Act. Unless otherwise designated by the Administrator at the time an Option is granted, all Options granted under this Plan by the Company, and the issuance of any Shares pursuant thereto, are intended to be granted to (i) persons who meet the requirements of a “U.S. Person” as such term is defined in Rule 902(k) of Title 17, Code of Federal Regulations, Section 230.901 through 230.905, promulgated under the U.S. Securities Act (“Regulation S”) in reliance on Rule 701 or (ii) persons other than persons who meet the requirements of a “U.S. Person” as such term is defined in Regulation S, in compliance with Regulation S or otherwise be exempt from registration.

(b) The obligation of the Company to settle Options in Shares or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Option unless such shares have been properly registered for sale pursuant to Applicable Laws or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under any Applicable Laws any of the Shares to be offered or sold under the Plan.

(c) The Administrator may cancel an Option or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of the Shares to the Participant, the Participant’s acquisition of the Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Option in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Option or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (ii) the aggregate exercise price. Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Option or portion thereof.

(d) Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option in a manner that the Administrator determines would violate the United States Sarbanes-Oxley Act of 2002, or any other Applicable Law or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded

13.	Joining a Competitor; Termination for Cause.

(a) All Options (whether vested or unvested) shall be cancelled as of the date of termination of the Participant as a Service Provider;

(b) All Shares issued pursuant to any Option (or a portion thereof) shall be subject to repurchase by the Company at the lesser of the (A) exercise price of such Shares, or (B) Fair Market Value or such other value of Shares as determined by the Administrator or as set forth in the applicable Option Agreement; and

(c) All proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Options (or a portion thereof) or upon the receipt or resale of any Shares underlying any Option (or a portion thereof), must be paid to the Company if:

(i) within twelve (12) months of termination as a Service Provider or such longer period determined by the Administrator and as set forth in the applicable Option Agreement, the Participant (A) directly or indirectly, establishes, incorporates, forms, enters into, or participates in the Business as an owner, partner, principal or shareholder or other proprietor (other than through a purchase on the open market, solely as a passive investment, of not more than five percent (5%) of the interest) of any Competitor, or (B) has become, is or becomes an officer, director, employee, consultant, adviser of, or otherwise, directly or indirectly, enter the employ of, continue any employment with or render any services to or for, any Competitor, or (C) knowingly performs or has performed any act that may confer a competitive benefit or advantage upon any Competitor (in each case as determined by the Administrator); or

(ii) the Participant is Terminated for Cause.

14.	Certain Transfer Restrictions, Repurchase Rights and Similar Matters.

(a) In connection with the grant, vesting, and/or exercise of any Option, the Administrator may require a Participant to execute and become a party to the Shareholders’ Agreement (as amended from time to time, the “Shareholders’ Agreement”), among the Company and other parties thereto as a condition of such grant, vesting, and/or exercise of any Option by executing and delivering to the Company the Shareholders’ Agreement. To the extent that there is any conflict between the terms of the Plan and the Shareholders’ Agreement, the Shareholders’ Agreement shall govern and control.

(b) Any Shares issued upon the exercise of or in settlement of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as set forth in the Shareholders’ Agreement or, if there is no Shareholders’ Agreement or such provisions do not exist in the Shareholders’ Agreement, as the Administrator may determine as set forth in an Option Agreement (which restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally).

(c) The Administrator has the authority to take any action required to ensure that each Participant holding Shares acquired pursuant to Options granted under the Plan receives shares (or other equity securities) and other rights in connection with an Initial Public Offering substantially equivalent to such Participant’s economic interest, governance, priority, vesting and other rights and privileges as such Participant has with respect to such Participant’s Shares immediately prior to such Initial Public Offering (determined without regard to any tax consequences to such Participant of the receipt and ownership of such shares, equity securities or other rights).

15.	Governing Law.

This Plan shall be governed by the laws of the Cayman Islands.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board on February 15, 2018.

Executed on this 15th day of February 2018.

Authorized Director